KPMG LLP
Suite 600
205 North 10th Street
Boise, ID 83702-5798

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-272987) on Form S-8 of our reports dated February 21, 2025, with respect to the consolidated financial statements of Savers Value Village, Inc. and the effectiveness of internal control over financial reporting.

Boise, Idaho
February 21, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.